UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
December 15, 2025
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Okta, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38044	26-4175727
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 First Street, Suite 600
San Francisco, California 94105
(Address of principal executive offices)

(888) 722-7871
(Registrant's telephone number, including area code)

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___________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OKTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors; Departure of Director

On December 18, 2025, the Board of Directors (the “Board”) of Okta, Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee (the “Nominating Committee”), expanded the size of the Board from 10 to 11 directors and appointed Rob Bernshteyn and Paul Sagan as independent directors to the Board, effective December 19, 2025. Mr. Bernshteyn was appointed as a Class II director to serve until the Company’s 2028 Annual Meeting of Stockholders and Mr. Sagan was appointed as a Class I director to serve until the Company’s 2027 Annual Meeting of Stockholders, each to hold such office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. The Board appointed Mr. Bernshteyn to the Audit Committee and the Cybersecurity Risk Committee and appointed Mr. Sagan to the Compensation Committee and the Nominating Committee.

There are no arrangements or understandings between Messrs. Bernshteyn or Sagan and any other persons pursuant to which either was appointed as a director. There are no transactions between Messrs. Bernshteyn or Sagan and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Messrs. Bernshteyn and Sagan will participate in the Company’s standard non-employee director compensation arrangements. Under the terms of those arrangements, each will receive, among other things, annual compensation of $35,000 for his service on the Board and an initial grant of 5,876 restricted stock units that vest annually over three years, subject to continuous service.

The Company has entered into its standard form of indemnification agreement with Messrs. Bernshteyn and Sagan.

Additionally, on December 15, 2025, Mary Agnes (Maggie) Wilderotter resigned from the Board for reasons unforeseen at the time of her joining. Ms. Wilderotter’s resignation is not the result of disagreement with the Company on any matters relating to its operations, policies or practices.

A copy of the press release announcing the appointments of Messrs. Bernshteyn and Sagan to the Board and the departure of Maggie Wilderotter from the Board is attached hereto as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Press release dated December 19, 2025, issued by Okta, Inc.
104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 19th day of December 2025.

Okta, Inc.

By:	/s/ Larissa Schwartz
Name:	Larissa Schwartz
Title:	Chief Legal Officer and Corporate Secretary